Exhibit 99.1

COMMUNITY HEALTH SYSTEMS ANNOUNCES PLANS TO

SPIN OFF 38 HOSPITALS AND QUORUM HEALTH RESOURCES

FRANKLIN, Tenn. (August 3, 2015) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) announced today that it plans to create a new publicly traded hospital company by spinning off to Community Health Systems’ stockholders a group of 38 hospitals and Quorum Health Resources, LLC, a leading hospital management and consulting business. The new company will be named Quorum Health Corporation to leverage the existing strength of the Quorum brand. The spin-off is intended to be tax-free to Community Health Systems and its stockholders and is expected to be completed in the first quarter of 2016.

Quorum Health Corporation will be headquartered in middle Tennessee and will operate independently with its own board of directors and management team. It will include a diversified portfolio of 38 hospitals with an aggregate of 3,635 licensed beds across 16 states. The hospitals that will comprise Quorum Health Corporation have strong market positions and are primarily located in cities or counties having populations of 50,000 or less. In 84 percent of these markets, the hospital is the sole provider of acute care hospital services. In 2014, The Joint Commission recognized 74 percent of the hospitals that will become part of Quorum Health Corporation as Top Performers in Key Quality Measures. The new company will also include Quorum Health Resources, which provides hospital management and consulting services to 150 non-affiliated hospitals across the United States, most of which are located in similar markets as Quorum Health Corporation’s sole provider hospitals.

In 2014, the businesses that will comprise Quorum Health Corporation generated unaudited annual net revenue of approximately $2.1 billion and adjusted EBITDA of approximately $255 million.

Benefits of the Transaction

•	Creates New Healthcare Company Poised for Growth. With an attractive portfolio of high-quality community hospitals, streamlined management structure and independent access to capital markets, Quorum Health Corporation is expected to have an enhanced ability to drive growth by capitalizing on acquisition opportunities consistent with its portfolio, developing facility specific operating strategies aligned with its community needs and better leveraging its management and consulting capabilities.

•	Community Health Systems to Sharpen Focus and Growth Profile. The spin-off will result in additional opportunities for profitable growth for Community Health Systems, as the Company will focus primarily on larger markets and on investing in strengthening its regional healthcare networks, while maintaining the benefits of scale from being one of the largest hospital companies in the country.

•	Designed to Increase Stockholder Value. Community Health Systems stockholders will have the opportunity to realize the unique growth potential of two focused healthcare companies that will be better positioned to pursue their distinct business strategies.

•	Tax-Free Transaction to Community Health Systems Stockholders. The distribution is intended to qualify as tax-free to Community Health Systems stockholders for U.S. federal income tax purposes.

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CYH Announces Plans to Spin off 38 Hospitals and Quorum Health Resources

August 3, 2015

“This significant transaction will realign our portfolio into two strong and focused companies that can respond to market demands with greater agility and that are better positioned to take advantage of growth opportunities, while creating additional value for our stockholders,” said Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc. “Over the past 30 years, Community Health Systems has evolved from a collection of smaller hospitals into a much more complex and diversified portfolio of hospitals, outpatient services, and healthcare systems across the country. We know how important hospitals are to their communities and recognize that smaller facilities have distinct opportunities and different challenges than those in larger markets, where the majority of our assets are located.”

Smith continued, “This transaction will allow Quorum Health Corporation’s hospitals to focus on the changes in the healthcare delivery system, which are different in smaller community hospitals than in our larger and more urbanized markets. At the same time, the transaction will facilitate a sharper focus on the hospitals that are retained by Community Health Systems, especially in high-opportunity markets and in areas where we are building regional healthcare networks.”

Smith concluded, “Our stockholders have benefited from our acquisitiveness as we have grown the size and value of our company. We view this transaction as the best next step in our continuous effort to return value to our stockholders.”

Quorum Health Corporation will launch with the benefit of transitional services from Community Health Systems, including purchased services in select areas such as information technology, billing and collections and payroll services. When the transaction is complete, Community Health Systems, Inc. will remain one of the largest publicly traded U.S. hospital companies with 160 affiliated hospitals in 22 states.

The transaction is expected to qualify as a tax-free distribution to Community Health Systems and its stockholders. Quorum Health Corporation expects to file its Form 10 with the Securities and Exchange Commission before the end of the third quarter. The Form 10 will contain detailed information about the new company, its management team, the spin-off transaction, and other related matters.

The transaction is subject to customary conditions, certain legal and valuation opinions, effectiveness of the Form 10 filing, and final approval and declaration of the distribution by the Community Health Systems, Inc. Board of Directors. The transaction is not subject to a stockholder vote. There can be no assurance regarding the ultimate timing of the spin-off or that it will be completed. Community Health Systems may, at any time, and for any reason until the proposed transaction is complete, abandon the spin-off or modify or change the terms. Quorum Health Corporation intends to have its common stock authorized for listing on the New York Stock Exchange. The Contingent Value Rights issued in connection with the Health Management Associates, Inc. transaction in January 2014 will be unaffected by this transaction.

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CYH Announces Plans to Spin off 38 Hospitals and Quorum Health Resources

August 3, 2015

Quorum Health Corporation Hospitals
Cherokee Medical Center	Centre, Alabama
DeKalbRegional Medical Center	Fort Payne, Alabama
L.V. Stabler Memorial Hospital	Greenville, Alabama
Forrest City Medical Center	Forrest City, Arkansas
Helena Regional Medical Center	Helena, Arkansas
Barstow Community Hospital	Barstow, California
Watsonville Community Hospital	Watsonville, California
Trinity Hospital of Augusta	Augusta, Georgia
Fannin Regional Hospital	Blue Ridge, Georgia
Clearview Regional Medical Center	Monroe, Georgia
Barrow Regional Medical Center	Winder, Georgia
Union County Hospital	Anna, Illinois
Metro South Medical Center	Blue Island, Illinois
Galesburg Cottage Hospital	Galesburg, Illinois
Gateway Regional Medical Center	Granite City, Illinois
Heartland Regional Medical Center	Marion, Illinois
Crossroads Community Hospital	Mt. Vernon, Illinois
Red Bud Regional Hospital	Red Bud, Illinois
Vista Medical Center	Waukegan, Illinois
Vista Medical Center – West	Waukegan, Illinois
Kentucky River Medical Center	Jackson, Kentucky
Three Rivers Medical Center	Louisa, Kentucky
Paul B. Hall Regional Medical Center	Paintsville, Kentucky
Mesa View Regional Hospital	Mesquite, Nevada
Mimbres Memorial Hospital	Deming, New Mexico
Alta Vista Regional Hospital	Las Vegas, New Mexico
Sandhills Regional Medical Center	Hamlet, North Carolina
Martin General Hospital	Williamston, North Carolina
Affinity Medical Center	Massillon, Ohio
McKenzie-Willamette Medical Center	Springfield, Oregon
Lock Haven Hospital	Lock Haven, Pennsylvania
Sunbury Community Hospital	Sunbury, Pennsylvania
Henderson County Community Hospital	Lexington, Tennessee
McKenzie Regional Hospital	McKenzie, Tennessee
Big Bend Regional Medical Center	Alpine, Texas
Scenic Mountain Medical Center	Big Spring, Texas
Mountain West Medical Center	Tooele, Utah
Evanston Regional Hospital	Evanston, Wyoming

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CYH Announces Plans to Spin off 38 Hospitals and Quorum Health Resources

August 3, 2015

Conference Call

Community Health Systems, Inc. will hold a conference call on Tuesday, August 4, 2015 at 10:00 a.m. Central, 11:00 a.m. Eastern, to discuss this transaction and to review financial and operating results for the second quarter ended June 30, 2015. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through September 5, 2015.

Advisors

Credit Suisse is serving as Community Health Systems’ financial advisor, and Bass, Berry & Sims PLC and Bradley Arant Boult Cummings LLP are serving as legal advisors to Community Health Systems in connection with the proposed spin-off.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the company currently owns, leases or operates 198 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb of south Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the spin-off transaction, the benefits of the spin-off transaction to either Community Health Systems or Quorum Health Corporation, the tax-free treatment of the spin-off transaction, the anticipated management of the business to be spun off, the market position of the business to be spun off and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of the Company and are subject to significant risks and uncertainties. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Actual future events or results may differ materially from these statements. Such differences may result from a number of factors, including but not limited to: the timing and completion of the proposed transaction; a failure to obtain necessary regulatory approvals; a failure to obtain assurances of anticipated tax treatment; a deterioration in the business or prospects of the Company or Quorum Health Corporation; adverse developments in the Company or Quorum Health Corporation’s markets; adverse developments in the U.S. or global capital markets, credit markets or economies generally; the risk that the benefits of the proposed transaction may not be fully realized or may take longer to realize than expected; the impact of the proposed transaction on the Company’s third-party relationships; the Company’s ability following completion of the spin-off to identify and acquire additional hospitals in larger and more urbanized markets with terms that are attractive to the

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CYH Announces Plans to Spin off 38 Hospitals and Quorum Health Resources

August 3, 2015

Company and to integrate such acquired hospitals; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K.

The forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update these statements.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure which consists of net income attributable to Quorum Health Corporation, before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude impairment of long-lived assets, net income attributable to noncontrolling interests, and expenses related to legal settlements and related costs. Community Health Systems believes that it is useful to present adjusted EBITDA because it clarifies for investors Quorum Health Corporation’s portion of EBITDA generated by continuing operations. Community Health Systems uses adjusted EBITDA as a measure of liquidity. Community Health Systems has also presented Quorum Health Corporation’s adjusted EBITDA in this communication because it believes it provides investors with additional information about Quorum Health Corporation’s ability to incur and service debt and make capital expenditures.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Because certain terms of the spin-off have not yet been determined, including as to the balance sheet and statement of cash flows of Quorum Health Corporation, it is not reasonably possible at this time to provide the net income for Quorum Health Corporation or a reconciliation to the estimated adjusted EBITDA figure included in this communication. Historical GAAP financial information for Community Health Systems is included in its most recent Annual Report on Form 10-K filed with the SEC, and historical GAAP financial information for Quorum Health Corporation will be included in the Form 10 registration statement relating to the spin-off.

Investor Contact:

W. Larry Cash, 615-465-7000

President of Financial Services and Chief Financial Officer

or

Media Contact:

Tomi Galin, 615-628-6607

Senior Vice President, Corporate Communications, Marketing and Public Affairs

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